UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 4, 2009 (May 4, 2009)
CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15957 (Commission File Number)	95-4180883 (I.R.S. Employer Identification No.)
21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices)
(818) 734-5300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 2.02 Results of Operations and Financial Condition.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-5.1
EX-10.1
EX-99.1
EX-99.2

Item 1.01 Entry Into a Material Definitive Agreement.
     On May 4, 2009, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into a placement agent agreement (the “Placement Agent Agreement”) pursuant to which Lazard Capital Markets LLC served as the exclusive placement agent (the “Placement Agent”) relating to the issuance and sale by the Company to select institutional investors (the “Investors”) of up to 14,450,868 (“Units”), with each unit consisting of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a warrant (“Warrant”) to purchase 0.75 of a share of Common Stock. The sale of the Units is being made pursuant to Subscription Agreements, each dated May 4, 2009 (the “Subscription Agreements”), with each of the Investors, pursuant to which the Investors agreed to purchase the Units at a purchase price of $0.865 per Unit. In the aggregate, the Company would issue up to 14,450,868 shares of Common Stock (the “Shares”) and Warrants to purchase up to 10,838,151 shares of Common Stock pursuant to the terms of the Placement Agent Agreement and the related Subscription Agreements. The Warrants to be issued to each Investor would generally be exercisable for a period of seven years from the date of issuance, and would carry an exercise price of $0.95 per share. The Company anticipates raising gross proceeds of approximately $12.5 million. The net offering proceeds to the Company from the sale of the Units, after deducting the Placement Agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $11.2 million. The closing of the offering is expected to take place on or about May 7, 2009, subject to the satisfaction of customary closing conditions.
     The Company is offering the Common Stock and Warrants, and the shares of Common Stock issuable upon exercise of the Warrants, pursuant to a prospectus dated February 4, 2009 and a prospectus supplement dated May 4, 2009 (the “Prospectus Supplement”), pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-156459) declared effective by the Securities and Exchange Commission on February 4, 2009.
     The legal opinion of Waller Lansden Dortch & Davis, LLP relating to the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K.
     The foregoing is only a brief description of the material terms of the Placement Agent Agreement, the Warrants and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Prospectus Supplement, Placement Agent Agreement, the form of Warrant and the form of Subscription Agreement, respectively, that are filed as Exhibits 99.2, 1.1, 4.1 and 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.02 Results of Operations and Financial Condition.
     The Company expects its revenue for the year ended March 31, 2009 to be approximately $44.0 million. This estimate reflects an increase of approximately 41% over the revenue recorded for the previous year ended March 31, 2008 of $31.3 million.
     Additionally, the Company expects its cash and cash equivalents balance to decrease by approximately $23.1 million from March 31, 2008 to $19.5 million as of March 31, 2009. The net decrease in cash and cash equivalents reflects the timing of cash receipts on the increased revenue, increased costs and capital expenditures related to the launch of the C200 and C1000 Series products offset by the proceeds from the equity offering in September 2008.
     The Company’s backlog is expected to improve by $33.5 million, or 120%, to $61.4 million as of March 31, 2009 as compared to $27.9 million as of March 31, 2008.
     The information set forth above is estimated and is subject to change. The Company is currently finalizing its financial statements for the year ended March 31, 2009. Complete results for the year ended March 31, 2009 will be announced on Monday, June 15, 2009. The Company will also hold a live conference call and webcast on June 15, 2009 at 1:45 p.m. PST (4:45 p.m. EST) to discuss the financial results.
Item 8.01 Other Events
     On May 4, 2009, the Company issued a press release with respect to the pricing of its offer and sale of Units. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.
     The outstanding balance as of March 31, 2009 on the Company’s $10.0 million line of credit with Wells Fargo Bank, National Association was $3.7 million. On May 3, 2009, the Company received from Wells Fargo a waiver of its noncompliance with two financial covenants in the credit facility agreements regarding the Company’s monthly book net worth and quarterly net income. If the Company had not received the waiver or if it fails to comply with the financial covenants contained in the credit facility agreements in the future, it would not be able to draw additional funds under the line of credit. Based on the Company’s internal projections, it does not expect any future covenant defaults. However, in order to increase the likelihood of compliance in fiscal 2010, the Company will seek an amendment to modify certain financial covenants under its line of credit. No assurance can be given that the Company will be successful in obtaining such an amendment.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 1.1	Placement Agent Agreement, dated as of May 4, 2009, between the Company and Lazard Capital Markets LLC

Exhibit 4.1	Form of Warrant

Exhibit 5.1	Opinion of Waller Lansden Dortch & Davis, LLP

Exhibit 10.1	Form of Subscription Agreement

Exhibit 23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release issued by Capstone Turbine Corporation on May 4, 2009

Exhibit 99.2	Prospectus Supplement, dated as of May 4, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: May 4, 2008	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Placement Agent Agreement, dated as of May 4, 2009, between the Company and Lazard Capital Markets LLC

Exhibit 4.1	Form of Warrant

Exhibit 5.1	Opinion of Waller Lansden Dortch & Davis, LLP

Exhibit 10.1	Form of Subscription Agreement

Exhibit 23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release issued by Capstone Turbine Corporation on May 4, 2009

Exhibit 99.2	Prospectus Supplement, dated as of May 4, 2009

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